As filed with the Securities and Exchange Commission on July 20, 1998
                                                 Registration No. 333-22861
===========================================================================
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                               POST-EFFECTIVE
                              AMENDMENT NO. 1
                                     TO
                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                        GENERAL SEMICONDUCTOR, INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                                       13-3575653
    (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                  Identification Number)

                           10 MELVILLE PARK ROAD
                          MELVILLE, NEW YORK 11747
                          (Address of registrant's
                            principal executive
                        offices, including zip code)

                        GENERAL SEMICONDUCTOR, INC.
                       1998 LONG-TERM INCENTIVE PLAN

                        GENERAL SEMICONDUCTOR, INC.
                            AMENDED AND RESTATED
                       1993 LONG-TERM INCENTIVE PLAN
                     AND OUTSIDE DIRECTOR STOCK OPTIONS
                          (Full title of the plan)

                              ANDREW M. CAGGIA
             SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           10 MELVILLE PARK ROAD
                          MELVILLE, NEW YORK 11747
                               (516) 847-3000
         (Name, address, and telephone number of agent for service)

                    -----------------------------------

                                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   Proposed              Proposed Maximum
    Title of Securities   Amount to be            Maximum Offering          Aggregate          Amount of
     to be Registered     Registered(FN1)         Price Per Share         Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.01  per share           4,900,000 shares(FN2)     $9.8125(FN3)           $48,081,250(FN3)    $14,183.97
---------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)  Shares   subject  to  options   to  be  granted   under  the   General
     Semiconductor, Inc. 1998 Long-Term Incentive Plan (the "Plan").

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and in accordance therewith includes 4,900,000 shares subject to options to be granted under the Plan based on the basis of the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on July 14, 1998, a date within five business days of the date on which this registration statement is being filed.


                              EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Post-Effective Amendment No. 1 to the Registration Statement (Reg. No. 333-22861) on Form S-8 (the "Registration Statement") omits the information specified in Part I of Form S-8.

     The contents of the Registration Statements on Form S-8, File No. 33-50911 and File No. 33-54923, are incorporated herein by reference.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following  documents,   filed  with  the  Commission  by  General
Semiconductor, Inc. (the "Company") (File No. 1-5442), are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K");

          (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

          (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 17, 1992.

     All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in any of the Incorporated Documents deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than in connection with actions by or in the right of the corporation (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that a corporation may only indemnify an Indemnified Party for expenses (including attorney's fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an Indemnified Party has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation and By-Laws of the Company provide that directors and officers of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. The Certificate of Incorporation and By-Laws of the Company also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors and officers, then the liability of the directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and By-Laws. These agreements, among other things, indemnify the Company's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an affiliate of the Company.

     The Company maintains directors' and officers' liability insurance, under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which directors and officers are parties by reason of being or have been directors or officers of the Company, as the case may be.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1  --   General Semiconductor, Inc. 1998 Long-Term Incentive Plan

4.2  --   Amended and  Restated  Certificate  of  Incorporation  of General
          Semiconductor, Inc. *

4.3  --   Amended and Restated By-Laws of General Semiconductor, Inc. *

4.4  --   Form of Common Stock Certificate of General Semiconductor, Inc.

4.5  --   Rights  Agreement,  dated as of January 6, 1997,  between General
          Semiconductor, Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent**

5.1  --   Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1 --   Consent of Deloitte & Touche LLP

23.2 --   Consent of Fried, Frank, Harris,  Shriver & Jacobson (included in
          Exhibit 5.1)

24.1 --   Powers of Attorney (included on the signature pages)

     * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 1-5442).

     ** Incorporated herein by reference from the Registration Statement on Form 8-A filed with the Commission on January 10, 1997 (File No. 1-5442)

ITEM 9.   UNDERTAKINGS

RULE 415 OFFERING

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The Company hereby undertakes, that for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on July 20, 1998.


                                    GENERAL SEMICONDUCTOR, INC.

                                    By: /s/ Ronald A. Ostertag
                                        ----------------------------------
                                        Ronald A. Ostertag
                                        Chairman, President and Chief
                                        Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew M. Caggia and Stephen
B. Paige,  and each of them, as his true and lawful  attorneys-in-fact  and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                              TITLE                    DATE
      ---------                              -----                    ----

    /s/ Ronald A. Ostertag       Chairman, President and Chief   July 20, 1998
    ------------------------     Executive Officer (Principal
    Ronald A. Ostertag                Executive Officer)


    /s/ Andrew M. Caggia             Senior Vice President       July 20, 1998
    ------------------------      and Chief Financial Officer
    Andrew M. Caggia             (Principal Financial Officer)


    /s/ Robert J. Gange          Vice President and Controller   July 20, 1998
    ------------------------    (Principal Accounting Officer)
    Robert J. Gange


    /s/Steven B. Klinsky                   Director              July 20, 1998
    ------------------------
    Steven B. Klinsky


    /s/ Ronald Rosenzweig                  Director              July 20, 1998
    ------------------------
    Ronald Rosenzweig


    /s/ Peter A. Schwartz                  Director              July 20, 1998
    -------------------------
    Peter A. Schwartz


    /s/ Samuel L. Simmons                  Director              July 14, 1998
    ---------------------
    Samuel L. Simmons


    /s/ Dr. Gerard T. Wrixon               Director              July 20, 1998
    ------------------------
    Dr. Gerard T. Wrixon


                             INDEX TO EXHIBITS
                             -----------------

EXHIBIT NO.                     DESCRIPTION OF EXHIBIT
-----------                     ----------------------

4.1   --  General Semiconductor, Inc. 1998 Long-Term Incentive Plan

4.2 -- Amended and Restated Certificate of Incorporation of General Semiconductor, Inc. *

4.3   --  Amended and Restated By-Laws of General Semiconductor, Inc. *

4.4   --  Form of Common Stock Certificate of General Semiconductor, Inc.

4.5 -- Rights Agreement, dated as of January 6, 1997, between General Semiconductor, Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent**

5.1   --  Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Fried, Frank, Harris,  Shriver & Jacobson (included in
          Exhibit 5.1)

24.1  --  Powers of Attorney (included on the signature pages)

     * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 1-5442).

     ** Incorporated herein by reference from the Registration Statement on Form 8-A filed with the Commission on January 10, 1997 (File No. 1-5442)